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                                                                   Exhibit (J.1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 30, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of the iShares Goldman Sachs Series and the iShares MSCI EAFE Index Fund, each a series of iShares Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

November 27, 2002